3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | 425.402.1433 fax | BioLifeSolutions.com
BioLife Solutions Announces Preliminary Fourth Quarter and Full Year 2023 Unaudited Revenue

Fourth quarter Cell Processing revenue increased 11% sequentially to $14.8 million

BOTHELL, Wash. (January 8, 2024) – BioLife Solutions, Inc. (NASDAQ: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of bioproduction products and services for the cell and gene therapy (CGT) and the broader biopharma markets, today announced 2023 fourth quarter and full year preliminary unaudited revenue.

Roderick de Greef, Chairman and CEO, commented, “As we enter the new year, our team is fully committed to operational execution that positions BioLife for sustained revenue growth and profitability. We are pleased to announce preliminary results for the fourth quarter, showing an 11% sequential increase in our core cell processing revenue which came in ahead of our expectations. In parallel, the divestiture of our freezer business continues to progress and is expected to conclude this quarter, significantly enhancing our financial profile as our high margin, recurring cell processing business grows as a percentage of total revenue post divestiture."

de Greef continued, "Looking ahead, trends exiting 2023 and early in 2024 leave us cautiously optimistic that macro and inventory headwinds are easing, and customer behavior is normalizing. Our class-defining portfolio of cell processing products are embedded in a total of 14 approved therapies, with the potential for 10 more by year-end, which uniquely positions BioLife as one of the only pure play enablers of the nascent but fast-growing cell and gene therapy market. We look forward to providing additional detail regarding our financial performance and outlook on our fourth quarter and year-end 2023 earnings call in February.”

Fourth Quarter and Full Year 2023 Preliminary Unaudited Revenue

•Preliminary and unaudited revenue for the fourth quarter of 2023 was $32.7 million, a decrease of 26% from $44.3 million for the fourth quarter of 2022. Ex-COVID related revenue was down $9.5 million, or 22%, over the same period in 2022.

◦Cell processing platform revenue was $14.8 million, down $5.4 million, or 27%, over the same period in 2022, and up 11% sequentially over the third quarter of 2023.

◦Biostorage and services platform revenue was $6.6 million, down $0.1 million, or 1%, from the same period in 2022. Ex-COVID related revenue growth was $1.4 million, or 26%, over the same period in 2022.

◦Freezers and Thaw Systems platform revenue was $11.4 million, down $6.1 million, or 35%, over the same period in 2022. Ex-COVID related revenue was down $5.5 million, or 32%, from the same period in 2022.

•Preliminary and unaudited revenue for the full year 2023 was $143.3 million, a decrease of 11% from $161.8 million for 2022. Ex-COVID related revenue was down $5.6 million, or 4%, from the full year 2022.

◦Cell processing platform revenue was $65.8 million, down $2.7 million, or 4%, from 2022.

3303 Monte Villa Parkway, Suite 310 | Bothell, WA 98021 USA | 866.424.6543 phone | 425.402.1433 fax | BioLifeSolutions.com

◦Biostorage and services platform revenue was $25.9 million, down $0.6 million, or 2%, from 2022. Ex-COVID related revenue growth was $9.8 million, or 61%, over the full year 2022.

◦Freezers and Thaw Systems platform revenue was $51.6 million, down $15.1 million, or 23%, from 2022. Ex-COVID related revenue was down $12.6 million, or 20%, from the full year 2022.

About BioLife Solutions

BioLife Solutions is a leading supplier of cell processing tools and services for the cell and gene therapy (CGT) and broader biopharma markets. Our expertise facilitates the commercialization of new therapies by supplying solutions that maintain the health and function of biologic materials during the collection, development, storage and distribution. For more information, please visit www.biolifesolutions.com, and follow BioLife on LinkedIn and X.

Cautions Regarding Forward Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on our current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings we make with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by us. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

Media & Investor Relations
At the Company Troy Wichterman
Chief Financial Officer
(425) 402-1400
twichterman@biolifesolutions.com